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                                  EXHIBIT 99.1
Contact:
           Jerry Klajbor
           Chief Financial Officer
           IntelliCorp, Inc.
           650 965-5621
           jklajbor@intellicorp.com

  INTELLICORP ANNOUNCES EXECUTIVE AND BOARD OF DIRECTOR CHANGES: RAY MOREAU TO BE CHIEF EXECUTIVE OFFICER AND MEMBER OF THE BOARD KEN HAAS TO BE VICE-CHAIRMAN
           OF THE BOARD NORMAN J. WECHSLER TO BE CHAIRMAN OF THE BOARD

 APPOINTMENT OF RAY MOREAU TO POSITION AS INTELLICORP'S CHIEF EXECUTIVE OFFICER
     A SIGNIFICANT STEP IN ITS STRATEGIC PLAN TO BECOME A LEADING EBUSINESS
                               SOLUTIONS PROVIDER

Mountain View, Calif. - May 2, 2001 - IntelliCorp, Inc. [NASDAQ: INAI], a leading provider of eBusiness and eCRM solutions for the SAP community, today announced that the Board of Directors has appointed Mr. Ray Moreau, current President and Chief Operating Officer, to the position of Chief Executive Officer and Member of the Board of Directors. Mr. Ken Haas, IntelliCorp's current Chief Executive Officer, has been elected Vice-Chairman of the Board of Directors. Mr. Norman J. Wechsler has been elected Chairman of the Board

Prior to joining IntelliCorp, Mr. Moreau spent over 20 years with Ernst and Young, building a highly effective team consisting of more than 30 partners and 380 consultants servicing 13 states. Mr. Moreau used his marketing and sales expertise to obtain and direct technology-oriented projects in excess of $250 million, and lead the development of a number of infrastructure components including software tools similar to IntelliCorp's products.

Mr. Moreau also led several large account teams which focused on selling and profitably delivering a broad range of consulting services on an ongoing basis to major accounts, such as Union Carbide, TRW and the Ford Motor Company. He personally co-developed Ernst and Young's strategy for Advanced Development Centers and initiated the firm's ERP Outsourcing practice.

"IntelliCorp is rapidly becoming the premier implementor of eBusiness solutions for Global 2000 companies. Since joining the Company, Ray has clearly mapped out both a tactical and strategic course which will enable IntelliCorp to capture a significant share of the ever-growing CRM solutions market," said Ken Haas, IntelliCorp's newly elected Vice-Chairman. "During his short tenure as President & COO, Ray has attracted additional key management staff who will be capable of expanding IntelliCorp's market presence and near term revenue growth."

"Ray has clearly demonstrated the requisite business and leadership skills necessary to successfully guide IntelliCorp through this dynamic, high growth period. The Board is confident in his ability to lead this new management team as IntelliCorp continues to evolve from a software company to a solutions company," said Norman J. Wechsler, IntelliCorp's newly elected Chairman. "I look forward to working closely with Ray and Ken in their new positions."

This announcement is being made concurrently with the Company's announcement of its financial results for the third quarter ended March 31, 2001.

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IntelliCorp is a leading provider of eBusiness, CRM and eCRM solutions for the
SAP community. The Company offers a comprehensive suite of business process management, applications integration, and customer relationship management tools, training, and consulting to accelerate the drive towards eBusiness. Enabling companies to reap the full benefits of mySAP.com, IntelliCorp's solutions include LiveModel(TM), LiveCapture(TM), WebExpress(TM), eBizExpress(TM), myProcesses.com(TM), LiveSynchronizer(TM), LiveInterface(TM), MigratorPlus(TM), CADAgent(TM), CRM, SFA, and eCommerce consulting services. Headquartered in Mountain View, California, IntelliCorp has offices across the United States and Europe, and distributors throughout the world. IntelliCorp's web site is http://www.intellicorp.com.

The statements in this release that relate to future plans, events or performance are forward-looking statements. Actual results might differ materially due to a variety of factors. Additional information about these factors is contained in our most recent report on Form 10-KSB under the sections pertaining to Business and Risk Factors as well as in our Form 10-QSB under the section entitled Management's Discussion and Analysis of Financial Conditions and Results of Operations.

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Note to Editors: IntelliCorp is a registered trademark of IntelliCorp, Inc.,
LiveModel(TM), LiveCapture(TM), WebExpress(TM), myProcesses.com(TM), MigratorPlus(TM), eBizExpress(TM), and LiveInterface(TM) are trademarks of IntelliCorp, Inc. SAP R/3, and mySAP.com are trademarks of SAP AG. All other marks are used for the benefit of their respective owners, and IntelliCorp, Inc. disclaims any interest in such marks.



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